Exhibit 4.1

AMENDMENT TO

VIKING SYSTEMS, INC.

COMMON STOCK PURCHASE WARRANT ISSUED TO

HUGHES CAPITAL INVESTORS, LLC

ON MAY 10, 2011

THIS AMENDMENT TO VIKING SYSTEMS, INC. COMMON STOCK PURCHASE WARRANT ISSUED TO HUGHES CAPITAL INVESTORS, LLC ON MAY 10, 2011 (this “Amendment”) is made and entered into as of August 13, 2012, by and among Viking Systems, Inc., a Delaware corporation (the “Company”); and Hughes Capital Investors, LLC, a Delaware limited liability company (“Hughes Capital”).

RECITALS

WHEREAS, in connection with the private placement transaction contemplated by that certain Purchase Agreement dated as of May 5, 2011, and pursuant to the consulting services agreement between the Company and Hughes Capital dated August 16, 2010, the Company issued a common stock purchase warrant (the “Warrant”) to Hughes Capital on May 10, 2011, pursuant to which the Company granted Hughes Capital the right to subscribe to and purchase certain shares of the Company’s common stock under the terms and subject to the conditions set forth therein (the “Warrant Shares”);

WHEREAS, on the date hereof, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CONMED Corporation, a New York corporation (the “Parent”), and Arrow Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”);

WHEREAS, Hughes Capital has been provided with the execution copy of the Merger Agreement and acknowledges that it will benefit directly and substantially from the consummation of the transactions contemplated thereby; and

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Hughes Capital and the Company have agreed to amend the Warrant, subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

Section 1. Definitions.

Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement dated May 5, 2011, the Warrant dated May 10, 2011, or the Merger Agreement dated August 13, 2012 unless otherwise defined herein.

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Section 2. Amendment to Warrant.

1.	Section 8(b) is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing or anything else herein to the contrary, in the event that the Closing (as defined in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 13, 2012, by and among the Company, CONMED Corporation, and Arrow Merger Corporation) occurs, this Warrant shall, by virtue of the Merger (as defined in the Merger Agreement) and without any further action of any person or entity, be cancelled, and the Warrantholder shall be entitled to such consideration, in each case as provided in Section 4.3(c) of the Merger Agreement.”

2.	Waiver of Notice. Hughes Capital, by its acceptance of this Amendment, hereby waives any and all notice provisions which may be required pursuant to Section 12(b) of the Warrant, as such notice may be applicable under the Warrant pursuant to the Merger, Merger Agreement, or any related transaction.

3.	Effect of Amendment. Except as expressly modified hereby, the Warrant remains unmodified and in full force and effect.

Section 3. Miscellaneous.

1.	Counterparts. This Amendment may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

2.	Entire Agreement; Amendment. This Amendment constitutes the entire agreement of the parties hereto pertaining to the subject matter hereof. This Amendment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

3.	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

[Signature page follows]

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IN WITNESS HEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

VIKING SYSTEMS, INC.

By:	/s/ John Kennedy
Name:	John Kennedy
Title:	President and Chief Executive Officer

Address:	Viking Systems, Inc. 134 Flanders Road Westborough, MA 01581 Attention: Robert Mathews, Chief Financial Officer Facsimile Number: (508) 366-8858

With a copy to (which shall not constitute notice):

Trombly Business Law, PC

1320 Centre Street, Suite 202

Newton, MA 02459

Facsimile Number: (617) 663-6164

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOR HUGHES CAPITAL FOLLOWS]

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[HUGHES CAPITAL SIGNATURE PAGE FOR AMENDMENT TO WARRANT]

Hughes Capital Investors, LLC

By: /s/ Winder Hughes
      Name: Winder Hughes
      Title: Managing Member

      Number of Warrant Shares: 240,000

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